UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): June 10, 2025

ONEMAIN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36129	27-3379612
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

601 N.W. Second Street, Evansville, IN 47708
(Address of principal executive offices) (Zip code)
(812) 424-8031
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OMF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On Tuesday, June 10, 2025, the stockholders of OneMain Holdings, Inc. (the “Company”) approved, effective as of such date, the amendment and restatement of the Company’s Restated Certificate of Incorporation, as amended (the “Charter”) to limit liability of officers as permitted by Delaware law (the “Officer Exculpation Proposal”) and to make minor conforming changes as reflected in the Company’s definitive proxy statement for the 2025 Annual Meeting (as defined below).

The amendment and restatement of the Charter became effective upon the filing of Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on June 10, 2025.

This description of the Amended and Restated Certificate of Incorporation is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) on Wednesday, June 10, 2025. Stockholders holding 105,960,707 shares of the Company’s common stock were present in person or represented by proxy at the 2025 Annual Meeting, which represented approximately 88.98% of the 119,079,875 shares of the Company’s common stock that were issued and outstanding as of the April 14, 2025 record date for the 2025 Annual Meeting.

At the 2025 Annual Meeting, the following proposals were presented for vote by Company’s stockholders: (i) to elect Christopher A. Halmy, Andrew D. Macdonald and Richard A. Smith as Class III directors to serve until the 2028 annual meeting of stockholders, and until such director’s successor has been elected and qualified, or until such director’s earlier death, resignation or removal (the “Director Election Proposal”); (ii) to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 (the “Auditor Ratification Proposal”); (iii) to amend and restate the Charter and the Company’s Amended and Restated Bylaws to eliminate the classified structure of the Board of Directors over a three-year period to allow the Company’s stockholders to vote on the election of directors on an annual basis (the “Declassified Board Proposal”); and (iv) to amend and restate the Charter to implement the Officer Exculpation Proposal and to make minor conforming changes as reflected in the Company’s definitive proxy statement for the 2025 Annual Meeting. No other matters were submitted for stockholder action.

At the 2025 Annual Meeting, Messrs. Halmy, Macdonald and Smith were elected as Class III directors. The Auditor Ratification Proposal and the Officer Exculpation Proposal were approved by the votes set forth below. The Declassified Board Proposal, which required the affirmative vote of the holders of at least 80% of the issued and outstanding shares of the Company’s common stock entitled to vote on the proposal, was not approved by the vote set forth below.

1. Director Election Proposal:	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

Christopher A. Halmy	94,932,741	232,559	123,231	10,672,176
Andrew D. Macdonald	94,743,572	422,185	122,774	10,672,176
Richard A. Smith	87,862,941	7,304,608	120,982	10,672,176

2. Auditor Ratification of Proposal:	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

	104,588,783	1,146,634	225,290	—

3. Declassified Board Proposal:	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

	94,665,823	482,573	140,135	10,672,176

4. Officer Exculpation Proposal:	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

	83,929,690	11,163,732	195,109	10,672,176

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of OneMain Holdings, Inc.
104	Cover Page Interactive Data (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEMAIN HOLDINGS, INC.

		By:	/s/ Lily Fu Claffee
		Name:	Lily Fu Claffee
		Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

Date:	June 10, 2025